EXHIBIT 99.1

AMENDMENT NO. 1 TO CONSIGNMENT AGREEMENT

THIS AMENDMENT NO. 1 TO CONSIGNMENT AGREEMENT (this “Amendment”) is made as of March 10, 2010, by and among CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank (the “Gold Lender”); CIBC WORLD MARKETS INC., an Ontario corporation and subsidiary of the Gold Lender (the “Copper Lender” and together with the Gold Lender, the “Metal Lenders”); BRUSH ENGINEERED MATERIALS INC., an Ohio corporation (“BEM”); WILLIAMS ADVANCED MATERIALS INC., a New York corporation (“WAM”); TECHNICAL MATERIALS, INC., an Ohio corporation (“TMI”); BRUSH WELLMAN INC., an Ohio corporation (“BWI”); ZENTRIX TECHNOLOGIES INC., an Arizona corporation (“ZTI”); WILLIAMS ACQUISITION, LLC, a New York limited liability company d/b/a Pure Tech (“Pure Tech”); THIN FILM TECHNOLOGY, INC., a California corporation (“TFT”); TECHNI-MET, LLC, a Delaware limited liability company (“Techni-Met”); ACADEMY CORPORATION, a New Mexico corporation (“AC”); ACADEMY GALLUP, LLC, a New Mexico limited liability company (“AG”); and such other Subsidiaries of BEM who may from time to time become parties by means of their execution and delivery with the Metal Lenders of a Joinder Agreement under the Consignment Agreement (as defined below). BEM, WAM, TMI, BWI, ZTI, Pure Tech, TFT, Techni-Met AC, AG and such Subsidiaries are herein sometimes referred to collectively as the “Customers” and each individually as a “Customer”.

WITNESSETH:

WHEREAS, the Metal Lenders and the Customers are parties to a certain Consignment Agreement, dated as of October 2, 2009 (the “Consignment Agreement”); and

WHEREAS, the parties hereto desire to amend the Consignment Agreement to extend the Maturity Date thereof as it relates to the Consignment of Copper to January 31, 2011;

NOW, THEREFORE, for value received and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Initially capitalized terms used but not defined in this Amendment have the meanings given to such terms in the Consignment Agreement.

2. Amendment. The definition of “Maturity Date” appearing in Article 1 (Definitions) of the Consignment Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means, as the context requires, (a) September 30, 2010 with respect to Consignments of Gold by the Gold Lender and all Obligations and transactions ancillary thereto, and (b) January 31, 2011 with respect to Consignments of Copper by the Copper Lender and all Obligations and transactions ancillary thereto.

3. Representations and Warranties. To induce the Metal Lenders to enter into this Amendment, each Customer hereby represents and warrants to the Metal Lenders that: (a) such Customer has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby; (b) the making and performance by such Customer of this Amendment do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it; (c) this Amendment has been duly executed and delivered by such Customer and constitutes the legal, valid and binding obligation of such Customer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and except as the same may be subject to general principles of equity; and (d) on and as of the date hereof, no Default or Event of Default exists under the Consignment Agreement.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

5. Integration of Amendment into Consignment Agreement. The Consignment Agreement, as amended hereby, together with the other Metal Documents, is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by the Consignment Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by the Consignment Agreement, as amended hereby, and no party is relying on any promise, agreement or understanding not set forth in the Consignment Agreement, as amended hereby. The Consignment Agreement, as amended hereby, may not be amended or modified except by a written instrument describing such amendment or modification executed by the Customers and the Metal Lenders. The parties hereto agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced or granted by the Consignment Agreement or in connection therewith. Except as amended hereby, the Consignment Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

6. Expenses. The Customers covenant and agree jointly and severally to pay all reasonable out-of-pocket expenses, costs and charges incurred by the Metal Lenders (including reasonable fees and disbursement of counsel) in connection with the review and implementation of this Amendment.

7. Signatures. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, each of which shall be an original and all of which shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by electronic transmission shall be effective as an in hand delivery of an original executed counterpart hereof.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

CUSTOMERS:
BRUSH ENGINEERED MATERIALS INC. By:/s/ Michael C. Hasychak	WILLIAMS ADVANCED MATERIALS INC. By: Michael C. Hasychak

Michael C. Hasychak Vice President, Treasurer and Secretary	Michael C. Hasychak Vice President, Treasurer and Secretary
TECHNICAL MATERIALS, INC. By: /s/ Michael C. Hasychak	BRUSH WELLMAN INC. By: /s/ Michael C. Hasychak

Michael C. Hasychak Vice President, Treasurer and Secretary	Michael C. Hasychak Vice President, Treasurer and Secretary
ZENTRIX TECHNOLOGIES INC. By: /s/ Michael C. Hasychak	WILLIAMS ACQUISITION, LLC By: /s/ Michael C. Hasychak

Michael C. Hasychak Chief Financial Officer and Secretary	Michael C. Hasychak Treasurer
THIN FILM TECHNOLOGY, INC. By: /s/ Gary W. Schiavoni	TECHNI-MET, LLC By: /s/ Gary W. Schiavoni

Gary W. Schiavoni Secretary	Gary W. Schiavoni Asst. Secretary and Asst. Treasurer
ACADEMY CORPORATION By: /s/ Richard W. Sager	ACADEMY GALLUP, LLC By: /s/ Richard W. Sager

Richard W. Sager President	Richard W. Sager Manager
METAL LENDERS:
CANADIAN IMPERIAL BANK OF COMMERCE By: /s/ Ian Cays	CIBC WORLD MARKETS INC. By: /s/ Ian Cays

Name: Ian Cays	Name: Ian Cays

Title:	Title: